SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Under Rule 14a-12

NYSE Euronext

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required. (See explanatory note below)

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed business combination transaction, NYSE Euronext and Deutsche Börse AG expect that Alpha Beta Netherlands Holding N.V. (“Holding”), a newly formed holding company, will file a Registration Statement on Form F-4 with the U.S. Securities and Exchange Commission (“SEC”) that will include (1) a proxy statement of NYSE Euronext that will also constitute a prospectus for Holding and (2) an offering prospectus of Holding to be used in connection with Holding’s offer to acquire Deutsche Börse AG shares held by U.S. holders. When available, NYSE Euronext will mail the proxy statement/prospectus to its stockholders in connection with the vote to approve the merger of NYSE Euronext and a wholly owned subsidiary of Holding, and Holding will mail the offering prospectus to Deutsche Börse AG shareholders in the United States in connection with Holding’s offer to acquire all of the outstanding shares of Deutsche Börse AG. NYSE Euronext and Deutsche Börse AG also expect that Holding will file an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) (“BaFin”).

Investors and security holders are urged to read the proxy statement/prospectus and the offer document regarding the proposed business combination transaction if and when they become available because they will contain important information. You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other related documents filed by NYSE Euronext and Holding with the SEC on the SEC’s Web site at www.sec.gov. The proxy statement/prospectus (if and when it becomes available) and other documents relating thereto may also be obtained for free by accessing NYSE Euronext’s Web site at www.nyse.com and Deutsche Börse AG’s Web site at www.deutsche-boerse.com. The offer document will be made available at Holding’s Web site at www.global-exchange-operator.com following clearance by the BaFin.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Holding, Deutsche Börse AG or NYSE Euronext. The final terms and further provisions regarding the public offer will be disclosed in the offer document after the publication has been approved by the BaFin and in documents that will be filed with the SEC. Holding reserves the right to deviate in the final terms of the public offer from the basic information described herein. Investors and holders of NYSE Euronext shares and Deutsche Börse AG shares are strongly encouraged to read the offer document and all documents in connection with the public offer as soon as they are published, since they will contain important information.

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and applicable European regulations. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

This announcement and related materials do not constitute in France an offer for ordinary shares in Holding. The relevant final terms of the proposed business combination transaction will be disclosed in the information documents reviewed by the competent European market authorities.

PARTICIPANTS IN THE SOLICITATION

NYSE Euronext, Deutsche Börse AG, Holding and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Euronext stockholders in respect of the proposed business combination transaction. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC if and when they become available.

FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements about NYSE Euronext, Deutsche Börse AG, Holding, the enlarged group and other persons, which may include statements about the proposed business combination, the likelihood that such transaction could be consummated, the effects of any transaction on the businesses of NYSE Euronext or Deutsche Börse AG, and other statements that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and the development of the industries in which NYSE Euronext and Deutsche Börse AG operate may differ materially from those made in or suggested by the forward-looking statements contained in this document. Any forward-looking statements speak only as at the date of this document. Except as required by applicable law, none of NYSE Euronext, Deutsche Börse AG or Holding undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

English translation of transcript of interview with NYSE Euronext President & Deputy Chief Executive Officer Dominique Cerutti on BFM Radio on February 23, 2011:

BFM Radio: “12-15” interview with Dominique Cerutti

(Journalist: Hedwige Chevrillon)

HC: Good morning, Mr. Cerutti.

DC: Good morning.

HC: Thanks for being here with us. You are Deputy CEO of NYSE Euronext — which is negotiating a merger with Deutsche Börse, a project that has a lot of people on edge, French people in particular. [French market supervisor] AMF has said that it is looking into how and under what conditions that is going to take place. But first, there have been rumors, in particular from the United States, regarding a possible counter-bid for NYSE Euronext, of which you are Deputy CEO, as I said. A counter-bid from Nasdaq and ICE. Are you aware of that — of what’s going on? Is the merger project finalized in your view?

DC: It’s finalized insofar as we have an agreement with Deutsche Börse. That agreement will now be submitted for approval to a string of regulators and anti-trust authorities on both sides of the Atlantic. So in that sense, yes, it is finalized, but it has not yet been approved, which is normal. As for rumors of a counter-bid, we know as much as you do, which is to say we read the press — we read you people. Some may be thinking of it, because our project is such a major development in our industry and will restructure things, so some of our rivals may well take a dim view of that and risk trying something. But we don’t know any more than that at this point in time.

HC: Right. And has the plan you’ve presented — actually, more than presented; the plan you have on the table with the German exchange — wasn’t that simply a way to perhaps anticipate a counter-bid for NYSE Euronext, from the Americans in particular?

DC: Not at all. In fact, it stems from two or three developments. First, our industry, capital markets, is an industry that is headed for consolidation. You can go into all that and explain why, but [the fact is] we need to reduce the cost of capital for all companies and investors. It’s an industry with fixed costs, so consolidation is needed. That consolidation ground to a temporary in recent years because of the crisis, so we knew it was going to get back into gear at some point. And various agreements are out there — the LSE and the Toronto exchange; Singapore and the Australians — so that’s the angle. Where we’re concerned, and taking into account our size — plus the fact that we want to be leaders in this consolidation, and not victims or followers — we decided to link up with what is a very big exchange: Deutsche Börse. And given our respective portfolios, it’s an excellent match. The result is really very impressive.

HC: Very impressive indeed. But at the same time, control is shifting to the Germans. So there will be Germany, and then New York, and then, trailing way behind, Paris. So that’s that. First, why let the Germans take over? [Because of their] 60% of capital?

DC: But we are not being taken over by Germans. I can understand why some observers say this, because when you make such an alliance, market capitalization… obviously comes into it. So we can’t take value away from Deutsche Börse, and it’s true that the market cap of DB, today, is higher than that of NYSE Euronext; markets have recognized as much. So that’s the explanation for the 60-40 breakdown. That said, this is not a takeover by Deutsche Börse, and I have two points that demonstrate that.

HC: In terms of capitalization, it’s the case.

DC: No, no. I’m getting there: give me a minute and I’ll explain. At the time we finalize this merger by a double public exchange offer, perhaps. But now, and I’ll start here, the shareholder base of DB is essentially Anglo-American, as is ours, so on Day 1, more or less 55% of our [combined] shareholders will be Anglo-American. So you can see that neither Germans nor Deutsche Börse holds [a controlling stake] in the new group. That’s point number one. Point two, which is no doubt the most important: the Executive Committee, in other words the group’s management body, reflects total parity between NYSE Euronext, with four members, and Deutsche Börse, with four members.

HC: Right. So number one: German, number two: American. You’ll keep your job and so will Roland Bellegarde, but you are only in third place. Which is perhaps behind the concerns being voiced on the Paris market.

DC: You shouldn’t look at it that way. There are several large stock exchanges; we haven’t mentioned London but it is one of them and it is huge. There’s also Frankfurt, New York, Paris — all of which are big exchanges. But, first: I told you that the Executive Committee is very balanced. We don’t really know who is number two and who is number three; what is important is that the CEO will be Duncan Niederauer, our current CEO, and the next most important thing is the way our core businesses have been divided among these major markets or major cities or major countries. And here France comes out very very well, in my opinion.

HC: Right. So are we saying that equity markets will be in New York and derivatives in Frankfurt and Paris?

DC: Regarding Paris, first: the new group will be listed in New York, Frankfurt and Paris; that’s my first point. Secondly, equities business will be managed, supervised, from Paris. So we are not talking about some minor activity. Third, our group’s worldwide technology, used for both internal business and external activities — and God knows we rely on it when negotiating partnership arrangements with different stock exchanges around the world — will be managed from Paris. We are also working on clearing activities, which is a subject dear to Paris markets; discussions have not yet been totally finalized, but we are working on this. Say what you will, these are major responsibilities for Paris.

HC: So what, exactly, will there be in Paris? There won’t be a head office, because of the two head offices one will be in New York and the other in Frankfurt.

DC: Yes, that’s due to the fact that you can’t keep multiplying the number of head offices; no business does that.

HC: Well, if two is already a lot, couldn’t you add a third?

DC: And why not four or five?… seriously, we had to stop at two, so we stopped at two. And in reality what is more important is the actual business areas that are located in different centers and the people who are there. So I’ll repeat what I said: listed companies in Paris, all European equities business managed from Paris, and also all the technology, which is the critical factor.

HC: You’re in charge of that…

DC: [Yes,] among other things; among other activities managed from Paris, which represent a massive amount of business.

HC: So as you see it, it’s a good deal, including for Paris. It sounds a little nationalistic to say so, but it’s true: we’re still a little worried about all this.

HC: Listen, there are two ways to look at it: finance is getting more and more global, and it has to go global in the right way. That’s the core issue. Next, either you play with second-tier players, in which case you may get more important responsibilities, but only vis-à-vis players who are not particularly influential on a global scale. Or you can opt instead to link up with the biggest exchanges on the planet. That’s what we did; I think it is really in the interest of France. As I see it, it’s a way for the Paris market to make up for its lag. I’m convinced of it.

HC: Yes, what about the others — those who also have an eye on NYSE Euronext, in particular, and might offer more Anglo-American berth? Do they have the resources to launch a counter-bid?

DC: Technically, yes; it’s still a possibility. But in reality it would be very very difficult. Very difficult because it would be hostile, and because I’m convinced it wouldn’t create the same value — let me address that for 30 seconds: the value we are creating, and the Paris market which still has a preeminent role; this is the leading derivatives market on the planet by far, and the leading equities market on the planet by far, with clearing capacity unequalled by other exchanges, and with top-notch IT that very few contenders have. Moreover, it has a truly global geographical footprint, and will also no doubt be the top market for raising capital anywhere on the planet. So you can see that what we are creating is something absolutely extraordinary. I don’t see any project capable of creating that kind of value for our shareholders, nor above all, for all the different stakeholders — and that includes the regulators. Because our merger will also create the leading regulated market on the planet, which is a tool for regulators — and international too, and heaven knows we need one these days.

HC: Yes, and let’s recall, Dominique Cerutti, that you hadn’t yet arrived at Euronext when [former Deputy CEO] Jean-François Théodore had plans to merge with Deutsche Börse. It didn’t work at the time because there was a falling-out, and as a result of that, Euronext turned to NYSE, whence the merger and creation of NYSE Euronext. Why would something that didn’t work then suddenly work now?

DC: First, times change — because that was, after all, before the financial crisis, and the time wasn’t ripe for consolidation, it was difficult. And now that we’ve moved out of the crisis, things are easier. Secondly, on the French side the business activities being negotiated for France were lower, really much less significant, than what has been negotiated this time. So there are more factors working in favor of the deal.

HC: The deal. It’s on the table, and there are lots of regulators and people who have to give it the green light. In your opinion, when will it end? When will it take effect?

DC: Given all the regulators whose approval is needed, and anti-competition authorities on both sides of the Atlantic, we estimate that the process will take at least 10 months, perhaps 10-12 months.

HC: Isn’t that a long time for markets that tend to move quickly?

DC: It may seem long, but these are totally legitimate processes: it’s normal that regulators and anti-trust authorities are taking a look at the group that will be created. That’s only normal, and in the meantime our two companies are continuing to work and are two very big regulated markets doing their job.

HC: We’re now going to take a break, and be back later to discuss whether this wave of consolidation will continue and how, and we’ll also be talking about the lack of financial transparency -— at any rate, that’s what you denounced a few days ago.

[break]

HC: We’re back with the 12-15 show and my guest today, Dominique Cerutti, Deputy CEO of NYSE Euronext, with plans — which are on the table, after all — of merging with Deutsche Börse and thus creating the world’s largest market operator. Tell me, is it important to be the world’s no. 1 operator? Is there a bonus or premium for the leader, as in other sectors?

DC: Yes, it’s important because it brings substantial benefits to our clients, and also to companies seeking listing to raise capital; it reduces the cost of capital and is thus a way for them to grow. It’s important for investors for the same reasons; it’s important for members, thus intermediaries, because it reduces infrastructure and connection costs — they can access very diverse asset classes, which is a significant advantage. Not to mention savings of scale.

HC: You are known as an IT expert, Mr. Cerutti: you are more or less the guy who runs all of that over at NYSE Euronext. And we can see all the restructuring that’s taken place in the past few years. It was to counter the rise of alternative bourses that are busy taking over the space that you left to one side. How can you ward off these alternative bourses, which have lower costs than big official exchanges like yours?

DC: That’s not exactly it. It’s one consideration, but not the main one. What we are trying to do is live up to our role of regulated market — a sound and lasting market — and make our contribution to the different parties involved. But you’re right, among our rivals, alternative platforms are a worrying development. Not the only one: opacity is another. But alternative platforms are different. They were originally set up under the respectable “dome” of competition several years ago — created by banks — but in the years since, they have continued to report losses despite their very significant advantages. And it is legitimate to say — whoa! Why is that? Because what they are doing is dragging transparent and thus regulated markets — which society needs — into the abyss.

HC: Dominique Cerutti, a few days ago you let loose a blast, if I may put it that bluntly to the no. 2 man at NYSE Euronext, when you said “Watch out! With the crisis behind us, we are heading into more and more opaque markets, with financial transparency left completely on the sidelines.” People noticed that. So let me ask you: are you really worried about the growing opacity of financial markets?

DC: Yes.

HC: We wanted the opposite; that’s why there were all those G-20 meetings. G-20, finances — we wanted the contrary.

DC: Yes. You are no doubt alluding to my presentation at Université Paris-Dauphine. We are not talking about an issue for technicians that is reserved to a tiny elite. Let me quote some figures so that you can grasp just how far this plague has spread. The largest sub-set of capital markets is derivatives: 600,000 open contracts, which is ten times world GDP (and that is massive). And it is 95% opaque. The second largest market is foreign exchange (forex), where daily trades total 4000 billion. Of that 100% is opaque — 100%! The next market, roughly, is bonds: trading totaling 1000 billion a day. And that’s 99% opaque, do you hear me? The only market that was more or less transparent a few years ago was equities, but they have now tipped into near-opacity with 45% of the market opaque. What that means is that if you draw a map of capital markets, practically all you see is opacity. And let me end by saying that it is not just a problem for experts or technicians. It’s a societal problem. Financial markets belong to society and citizens, they belong to governments, and not just a few powers.

HC: So how, exactly, would you define “opaque”?

DC: Opaque means, firstly, that regulators don’t know what is going on. So if there’s a problem, you don’t know how to fix things, and we saw that in the 2008 crisis. Secondly, opacity is what empties transparent markets of their substance, undermining a fundamental mechanism called “price discovery” that protects investors, including retail investors, whatever their position. It is terrible that this guarantee is not available, because it kills trust and trust is essential to markets. Finally, it triggers a cascade of other phenomena. For example, opaque trades aren’t cleared, which means that if there is a problem, counterparty risk is not covered.

HC: Then what is going on? I know there are regulators: Jean-Pierre Jouyet, who heads the AMF, came on this very show and told us “Well, yes, that’s the G-20’s job. The agreements that have been struck call for more regulators, particularly at European level.” So you are telling us that all that is bullshit?

DC: No, not at all. Regulators are fighting a brave battle. Governments, too. And the G-20 has sketched out some promising paths.

HC: Are they impotent?

DC: No. We’ll get there eventually, but I think we have to keep at it and that people will rally around this subject because — and I’ll say it again — it’s a societal issue. In the final analysis, this is not an question for technicians and experts alone: we are talking about how everybody’s pension is financed. We are talking about job creation, and about growing companies — something that, once again, is at the heart of our society. So what we have to do is continue to support our politicians. We can regret that the G-20 is moving too slowly, but at the same time it’s difficult when you bring together the world’s 20 largest powers; it takes time to hammer out a compromise. They’ve sketched out some very good ideas. They’ve even sketched out some very good guidelines and are working at it, but the pace has to quicken because the phenomenon on the other side — opacity — is becoming a real scourge.

HC: Right, but in that case what can be done? What can we do if all the tools we’ve already put out on the table and all the thermometers we’ve put in place simply don’t work?

DC: In Europe some major battles are under way; I won’t go into detail as it’s a little technical — revision of directives like MiFID or EMIR and so on — but they will be continuing throughout the coming year and in the five or six quarters to come. I think that politicians, backed by citizens and voters, must take a radical approach — radical! — and that we should not undertake projects or incremental changes that are marginal. We have to be radical and simply state loud and clear: opacity is unacceptable, wherever it is, except in cases where it is clearly justified. If there isn’t a clear justification, things shouldn’t be opaque.

HC: I want to get back to the NYSE Euronext merger. So we’re talking about a regulated market, right? But it is also a means to block the rise of these alternative markets. Instead of Deutsche Börse, could you not have tied up with Shanghai or other Chinese markets, or perhaps Indian ones?

DC: The Asian zone, driven by its eco-demography, if I can use that term, is extremely interesting and set for a huge boom. But Asian exchanges are not, in their immense majority, companies that are currently listed and looking for this type of partnership. That will come, and we are convinced that by creating this new group with Deutsche Börse, which will be the world’s largest exchange, we will be in a very strong position once the time is ripe for partnership agreements of whatever type with Asian markets. So that is part of our challenges and our wishes.

HC: So the terms of this double public exchange of shares will allow this giant exchange to be created. When will those terms be known?

DC: They already are known.

HC: Yes, but are they set in stone? That’s what I want to know. Could they change if faced with, e.g., counter-bids?

DC: They are known because all of the documents have been submitted to the regulators. These are very technical, but everyone knows them, at least the regulators do, and the authorities are starting to examine them. Next, there are two things that may lead to changes: first, the possibility of anti-competition measures — the process here is not black and white, instead it’s a question of analyses, various concessions, so we’ll have to see how that turns out. Secondly, there’s the possibility of counter-bids, although we really don’t know anything now. That will be dealt with as and when it arises.

HC: What I wanted to say was that the door is not completely closed. So if ever there were counter-bids putting a higher value on NYSE Euronext, you might eventually change…

DC: No, a counter-bid, as I see it, could only be hostile. We consider it unlikely and we are above all convinced that it would never create as much value for the different stakeholders. We have analyzed what we are doing closely in this respect.

HC: Could that change the terms a bit?

DC: I can’t speculate on a counter-bid that hasn’t taken place. That’s not my job. My job is to defend this project — which I find magnificent, which creates lots of value for all stakeholders and for Paris in particular — and work to make it happen.

HC: In any case, thank you very much, Dominique Cerutti, for coming here to listen to us and defend the project.

DC: It’s been my pleasure.

HC: [You’ve just heard] Dominique Cerutti, Deputy CEO of NYSE Euronext. Listen, we’ll be following this project and look forward to having you with us again on BFM Business. Thank you.

DC: Thank you.

On February 24, 2011, Duncan Niederauer, Chief Executive Officer of NYSE Euronext, issued the following letter to holders of NYSE Euronext restricted stock units:

Dear RSU/LTIP Recipient,

We are about to embark on a historic journey – the creation of the world’s premier global exchange group. The momentum you have helped us build enables us to do this transaction from a position of strength, and I am extremely excited about what we are doing to re-invent the space. It is not lost on me that the most important driver of a successful combination lies with you, our company’s top talent. Now more than ever, your leadership, hard work, and collaboration are necessary to ensure a smooth transition.

In recognition of the crucial part that you will play in building our new company, I am pleased to inform you of the following RSU vesting acceleration (both Bonus and LTIP) upon closing of the merger.

Acceleration of LTIP Awards

The Restricted Stock Units (“RSUs”) that you received under the Long Term Incentive Plan (LTIP) will vest 100% at the time of the closing of the merger transaction. For most employees, LTIP RSUs will be settled on or shortly following the closing date. The LTIP RSUs that you received in February 2011 will be delivered to you in the form of cash. Any LTIP RSUs that you have received in prior years will be settled in the form of fully-vested shares of the new company. We will provide you with additional information as it becomes available.

Acceleration of Bonus RSU Awards

Additionally, any RSUs you have received as a portion of your bonus will vest 100% at the time of the closing. Bonus RSUs will be settled on or shortly following the closing date. The Bonus RSUs that you received in February 2011 will be delivered to you in cash. Bonus RSUs that you have received in prior years that have not yet vested will be converted into fully-vested shares of the new company. We will provide you with additional information as it becomes available.

Any awards that are scheduled to vest between today and the closing date will vest according to their original vesting schedule.

Conditions to Entitlement

This accelerated vesting is contingent upon the following conditions:

•	The merger with Deutsche Börse AG is officially consummated
•	You remain employed by NYSE Euronext through the closing date

Thank you again for your commitment to our company. Together, we will lead the redefinition of this industry. I am proud of all that we have accomplished and look forward to working together on this historic transformation.

Duncan

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed business combination transaction, NYSE Euronext and Deutsche Börse AG expect that Alpha Beta Netherlands Holding N.V. (“Holding”), a newly formed holding company, will file a Registration Statement on Form F-4 with the U.S. Securities and Exchange Commission (“SEC”) that will include (1) a proxy statement of NYSE Euronext that will also constitute a prospectus for Holding and (2) an offering prospectus of Holding to be used in connection with Holding’s offer to acquire Deutsche Börse AG shares held by U.S. holders. When available, NYSE Euronext will mail the proxy statement/prospectus to its stockholders in connection with the vote to approve the merger of NYSE Euronext and a wholly owned subsidiary of Holding, and Holding will mail the offering prospectus to Deutsche Börse AG shareholders in the United States in connection with Holding’s offer to acquire all of the outstanding shares of Deutsche Börse AG. NYSE Euronext and Deutsche Börse AG also expect that Holding will file an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) (“BaFin”).

Investors and security holders are urged to read the proxy statement/prospectus and the offer document regarding the proposed business combination transaction if and when they become available because they will contain important information. You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other related documents filed by NYSE Euronext and Holding with the SEC on the SEC’s Web site at www.sec.gov. The proxy statement/prospectus (if and when it becomes available) and other documents relating thereto may also be obtained for free by accessing NYSE Euronext’s Web site at www.nyse.com and Deutsche Börse AG’s Web site at www.deutsche-boerse.com. The offer document will be made available at Holding’s Web site at www.global-exchange-operator.com following clearance by the BaFin.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Holding, Deutsche Börse AG or NYSE Euronext. The final terms and further provisions regarding the public offer will be disclosed in the offer document after the publication has been approved by the BaFin and in documents that will be filed with the SEC. Holding reserves the right to deviate in the final terms of the public offer from the basic information described herein. Investors and holders of NYSE Euronext shares and Deutsche Börse AG shares are strongly encouraged to read the offer document and all documents in connection with the public offer as soon as they are published, since they will contain important information.

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and applicable European regulations. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

This announcement and related materials do not constitute in France an offer for ordinary shares in Holding. The relevant final terms of the proposed business combination transaction will be disclosed in the information documents reviewed by the competent European market authorities.

PARTICIPANTS IN THE SOLICITATION

NYSE Euronext, Deutsche Börse AG, Holding and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Euronext stockholders in respect of the proposed business combination transaction. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC if and when they become available.

FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements about NYSE Euronext, Deutsche Börse AG, Holding, the enlarged group and other persons, which may include statements about the proposed business combination, the likelihood that such transaction could be consummated, the effects of any transaction on the businesses of NYSE Euronext or Deutsche Börse AG, and other statements that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and the development of the industries in which NYSE Euronext and Deutsche Börse AG operate may differ materially from those made in or suggested by the forward-looking statements contained in this document. Any forward-looking statements speak only as at the date of this document. Except as required by applicable law, none of NYSE Euronext, Deutsche Börse AG or Holding undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.